Exhibit 99.1

SIGA Reports Financial Results for Three Months Ended
March 31, 2021

- Approximately $3 Million in International Sales of Oral TPOXX® in
the First Quarter –

- Approximately $7 Million in International Sales of Oral TPOXX®
in April –

- Corporate Update Conference Call Today at 4:30 PM ET

May 6, 2021, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three months ended March 31, 2021.

“SIGA’s first quarter financial results reflect a positive general trend with international sales,” said Phil Gomez, CEO of SIGA. “In 2020, we had $2 million total of international sales, while in this first quarter alone, we’ve delivered approximately $3 million of oral TPOXX® to the Public Health Agency of Canada (“PHAC”), and in April we delivered an additional $7 million of oral TPOXX® to PHAC.  With respect to deliveries of oral TPOXX® to the Biomedical Advanced Research and Development Authority (“BARDA”), we continue to expect those sales pursuant to our 2018 Contract to be concentrated in the second half of 2021, in contrast to international sales which we expect to be concentrated in the first half of 2021.”

Summary Financial Results
($ in millions, except per share amounts)

Three Months Ended March 31, 2021 in comparison to Three Months Ended March 31, 2020

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

Total Revenues	$4.8	$2.6
Operating Loss (1)	$(2.0)	$(4.0)
Loss before Income Taxes (1)	$(1.0)	$(11.6)
Net Loss	$(0.8)	$(8.9)
Diluted Loss per Share	$(0.02)	$(0.11)

(1) Operating Loss excludes, and Loss before Income Taxes includes, costs in connection with the retirement of the Company’s term loan, interest expense, interest income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Recent Key Activities:

•
In April and March 2021, the Company delivered approximately $7 million and $3 million, respectively, of oral TPOXX® to PHAC under the contract that was awarded in January 2021 (“2021 PHAC Contract”).  The April delivery will be reflected in the second quarter financial results.  The 2021 PHAC Contract, as well as the contract for the procurement of oral TPOXX® with the Canadian Military, were coordinated between SIGA and Meridian Medical Technologies, Inc. under the international promotion agreement (as amended) that was entered into by the parties in June 2019.

•
In April 2021, the Company filed a new drug application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) for the intravenous formulation of TPOXX (“IV TPOXX®”).  The approval of a second formulation of TPOXX® would increase the addressable patient population to those who are too ill to swallow oral capsules. The FDA review process will typically take 10 months for this type of submission.

•
In March 2021, the Company announced a strategic partnership with Cipla Therapeutics to deliver sustained innovation and access to novel antibacterial drugs. The purpose of the strategic partnership is to provide BARDA, a department within the U.S. Department of Health and Human Services (“HHS”), with potential solutions for biothreat and public health needs in connection with anti-microbial resistance.

Share Repurchase Activity

During the first quarter of 2021, SIGA repurchased approximately 1 million shares of its common stock, for approximately $6.5 million.  Since the inception of the current share repurchase program in March 2020, the Company has cumulatively repurchased approximately 5.6 million shares of its common stock for approximately $35 million.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain scale, scope, and current and future impact of the pandemic, the Company is regularly reviewing business and financial risks, and seeking coordination with its government partners with respect to the performance of current and future contract timing and execution.  Additionally, the Company is coordinating closely with service providers and vendors, in particular contract manufacturing organizations that constitute our supply chain, with respect to actions and risks caused by the COVID-19 pandemic. Finally, the Company has proactively provided its employees with resources and other support to help ensure continued success in remote work settings as they navigate the current pandemic environment.

The COVID-19 pandemic has not adversely affected the liquidity position of the Company, nor is it currently expected to have a material adverse effect on the financial condition of the Company.  The pandemic could delay the timing of international contract awards for oral TPOXX® given the need of government officials to focus on meeting the demands of the current COVID-19 pandemic. Otherwise, the pandemic is not currently expected to have a material adverse effect on the short-term financial results of the Company, although the Company cannot provide assurances as to the ultimate impact of the pandemic upon the broader macro environment or the Company’s industry.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, May 6, 2021, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-891-3448 for domestic callers or 1-416-641-6700 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 21993669. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX® is a novel small-molecule drug and the US maintains a stockpile of 1.7 million courses in the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX® was approved by the FDA for the treatment of smallpox in 2018. The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for additional procurement and development related to both oral and intravenous formulations of TPOXX®. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

[1]	http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Investor Contacts:
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of
	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$106,527,495	$117,890,240
Accounts receivable	4,001,259	3,340,263
Inventory	20,410,371	20,265,519
Prepaid expenses and other current assets	1,950,149	2,112,069
Total current assets	132,889,274	143,608,091

Property, plant and equipment, net	1,986,888	2,103,990
Deferred tax assets, net	2,572,594	2,544,053
Goodwill	898,334	898,334
Other assets	419,448	676,923
Total assets	$138,766,538	$149,831,391
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$446,795	$1,278,217
Accrued expenses and other current liabilities	7,064,722	9,205,293
Total current liabilities	7,511,517	10,483,510
Warrant liability	5,720,410	6,639,211
Other liabilities	2,849,744	2,915,401
Total liabilities	16,081,671	20,038,122
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 76,240,439 and 77,195,704, issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	7,625	7,720
Additional paid-in capital	225,211,481	224,978,430
Accumulated deficit	(102,534,239)	(95,192,881)
Total stockholders’ equity	122,684,867	129,793,269
Total liabilities and stockholders’ equity	$138,766,538	$149,831,391

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS) (UNAUDITED)

	Three Months Ended March 31,
	2021	2020
Revenues
Product sales and supportive services	$3,523,343	$113,009
Research and development	1,290,401	2,506,756
Total revenues	4,813,744	2,619,765

Operating expenses
Cost of sales and supportive services	250,848	109,094
Selling, general and administrative	4,056,184	3,176,024
Research and development	2,302,785	3,150,105
Patent expenses	193,334	182,597
Total operating expenses	6,803,151	6,617,820
Operating loss	(1,989,407)	(3,998,055)
Gain/(loss) from change in fair value of warrant liability	918,801	(16,065)
Loss on extinguishment of Term Loan	-	(4,981,461)
Interest expense	-	(3,016,817)
Other income, net	25,568	412,363
Loss before income taxes	(1,045,038)	(11,600,035)
Benefit for income taxes	232,933	2,702,506
Net and comprehensive loss	$(812,105)	$(8,897,529)
Basic loss per share	$(0.01)	$(0.11)
Diluted loss per share	$(0.02)	$(0.11)
Weighted average shares outstanding: basic	76,757,010	81,240,105
Weighted average shares outstanding: diluted	77,572,587	81,240,105